Exhibit 25(a)

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------
                                   FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                        ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                  13-4941247
(Jurisdiction of Incorporation or                      (I.R.S. Employer
organization if not a U.S. national bank)              Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                     (Zip Code)
executive offices)

                             BANKERS TRUST COMPANY
                               LEGAL DEPARTMENT
                        130 LIBERTY STREET, 31ST FLOOR
                           NEW YORK, NEW YORK 10006
                                (212) 250-2201
           (Name, address and telephone number of agent for service)

                       ---------------------------------

                             THE MEAD CORPORATION
              (Exact name of obligor as specified in its charter)

OHIO                                                    31-0535759
(State or other jurisdiction of                      (I.R.S. employer
Incorporation or organization)                       Identification no.)

MEAD WORLD HEADQUARTERS
COURTHOUSE PLAZA NORTHEAST
DAYTON, OHIO                                              45463
(Address of principal executive offices)               (Zip Code)

                         $550,000,000 DEBT SECURITIES

                      (Title of the indenture securities)




ITEM 1.         GENERAL INFORMATION.

                Furnish the following information as to the trustee.

                (a) Name and address of each examining or supervising authority to which it is subject.

     NAME                                                 ADDRESS
     ----                                                 -------

Federal Reserve Bank (2nd District)                      New York, NY
Federal Deposit Insurance Corporation                    Washington, D.C.
New York State Banking Department                        Albany, NY

                (b) Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM   2.       AFFILIATIONS WITH OBLIGOR.

                If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

ITEM   3. -15.  NOT APPLICABLE

ITEM  16.       LIST OF EXHIBITS.

                EXHIBIT 1 - Restated Organization Certificate of
                     Bankers Trust Company dated August 7, 1990,
                     Certificate of Amendment of the Organization
                     Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996, copy attached.

                EXHIBIT 2 - Certificate of Authority to commence
                     business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                EXHIBIT 3 - Authorization of the Trustee to exercise
                     corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                EXHIBIT 4 - Existing By-Laws of Bankers Trust
                     Company, dated as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-65171.

                EXHIBIT 5 - Not applicable.

                EXHIBIT 6 - Consent of Bankers Trust Company required
                     by Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                EXHIBIT 7 - A copy of the latest report of condition
                     of Bankers Trust Company dated as of July 31, 1996.

                EXHIBIT 8 -  Not Applicable.

                EXHIBIT 9 -  Not Applicable.


                                 SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of November, 1996.

                                        BANKERS TRUST COMPANY

                                        By: /s/ Kevin Weeks
                                           ------------------------------
                                             Kevin Weeks
                                             Assistant Treasurer




Legal Title of Bank: Bankers Trust Company Call Date:
                     6/30/96 ST-BK:  36-4840 FFIEC 031
Address:            130 Liberty Street   Vendor ID: D CERT: 00623  Page RC-1
City, State    ZIP: New York, NY  10006                                   11
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                  C400
                                                                 Dollar Amounts
                                                                   in Thousands       RCFD     Bil Mil Thou

ASSETS

1.    Cash and balances due from depository institutions
      from Schedule RC-A):
      a. Noninterest-bearing balances and currency
         and coin(1)............. ............................                        0081      1,631,000         1.a.
      b. Interest-bearing balances(2).........................                        0071      2,066,000         1.b.
2.    Securities:

      a. Held-to-maturity securities (from Schedule RC-B,
         column A)........ ...................................                        1754      0                 2.a.
      b. Available-for-sale securities (from Schedule RC-B,
         column D)...... .....................................                        1773      3,761,000         2.b.
3.    Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the
      bank and of its Edge and Agreement subsidiaries,
      and in IBFs:
      a. Federal funds sold...................................                        0276      5,162,000         3.a.
      b. Securities purchased under agreements to resell......                        0277      4,192,000         3.b.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from
         Schedule RC-C)RCFD 2122                                    24,849,000                                    4.a.
      b. LESS:  Allowance for loan and lease
         losses...............RCFD 3123 ......................         923,000                                    4.b.
      c. LESS:  Allocated transfer risk reserve....RCFD 3128 .               0                                    4.c.
      d. Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c                                      2125     23,926,000         4.d.
5.    Assets held in trading accounts.........................                        3545     33,052,000         5.
6.    Premises and fixed assets (including capitalized
      leases)............. ...................................                        2145        858,000         6.
7.    Other real estate owned (from Schedule RC-M)............                        2150        216,000         7.
8.    Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M) ...............                        2130        271,000         8.
9.    Customers' liability to this bank on acceptances
      outstanding......... ...................................                        2155        572,000         9.
10.   Intangible assets (from Schedule RC-M)..................                        2143         18,000         10.
11.   Other assets (from Schedule RC-F).......................                        2160      7,612,000         11.
12.   Total assets (sums of items 1 through 11)...............                        2170     83,337,000         12.


---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.


LIABILITIES
13.   Deposits:

      a. In domestic offices (sum of totals of columns A
         and C from Schedule RC-E, part I)                                       RCON 2200      9,040,000         13.a.
         (1)  Noninterest-bearing(1)...RCON 6631  3,569,000...                                                    13.a.(1)
         (2)  Interest-bearing.........RCON 6636  5,471,000...                                                    13.a.(2)
      b. In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from Schedule RC-E part II                      RCFN 2200     19,648,000         13.b.
      (1)Noninterest-bearing.......................RCFN 6631        494,000                                       13.
      (2)Interest-bearing..........................RCFN 6636     19,154,000                                       13.b.(2)
14.   Federal funds purchased and securities sold under
      agreements to repurchase in domestic offices of the
      bank and of its Edge and Agreement subsidiaries,
      and in IBFs:
      a. Federal funds purchased..............................                   RCFD 0278      2,564,000         14.a.
      b. Securities sold under agreements to repurchase.......                   RCFD 0279        790,000         14.b.
15.   a. Demand notes issued to the U.S. Treasury.............                   RCON 2840              0         15.a.
      b. Trading liabilities..................................                   RCFD 3548     18,177,000         15.b.
16.   Other borrowed money:
      a. With original maturity of one year or less...........                   RCFD 2332     16,421,000         16.a.
      b. With original maturity of more than one year.........                   RCFD 2333      3,388,000         16.b.
17.   Mortgage indebtedness and obligations under capitalized
      leases....... ..........................................                   RCFD 2910         31,000         17.
18.   Bank's liability on acceptances executed and outstanding                   RCFD 2920        572,000         18.
19.   Subordinated notes and debentures.......................                   RCFD 3200      1,227,000         19.
20.   Other liabilities (from Schedule RC-G)..................                   RCFD 2930      6,911,000         20.
21.   Total liabilities (sum of items 13 through 20)..........                   RCFD 2948     78,769,000         21.
22.   Limited Life preferred stock and related surplus........                   RCFD 3282              0         22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus...........                   RCFD 3838        500,000         23.
24.   Common stock............................................                   RCFD 3230      1,002,000         24.
25.   Surplus (exclude all surplus related to preferred
      stock)............. ....................................                   RCFD 3839        528,000         25.
26.   a. Undivided profits and capital reserves...............                   RCFD 3632      2,915,000         26.a.
      b. Net unrealized holding gains (losses) on
      available-for-sale securities ..........................                   RCFD 8434         (5,000)        26.b.
27.   Cumulative foreign currency translation adjustments.....                   RCFD 3284       (372,000)        27.
28.   Total equity capital (sum of items 23 through 27).......
29.   Total liabilities, limited-life preferred stock, and
      equity capital (sum of items 21, 22, and 28 ............                   RCFD 3300     83,337,000         29.

Memorandum

To be reported only with the March Report of Condition.
                                                                                               Number
1. Indicate in the box at the right the number of the statement                                ------
below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of
any date during 1995...............................................              RCFD 6724         2                 M.1

1 = Independent audit of the bank conducted in accordance with general-     5 =   Review of the bank's financial statements by
    ly accepted auditing standards by a certified public accounting               external auditors
    firm which submits a report on the bank ..........................


2 = Independent audit of the bank's parent holding company conducted        6 = Compilation of the bank's financial statements
    in accordance with generally accepted auditing standards by a               by external auditors
    certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately) .....

3 = Directors' examination of the bank conducted in accordance with         7 = Other audit procedures (excluding tax preparation
    generally accepted auditing standards by a public accounting firm           work)
    (may be required by state chartering authority) ...................

4 = Directors' examination of the bank performed by other
    external auditors (may be required by state chartering authority) .     8 = No external audit work

---------------
(1) Including total demand deposits and non-interest-bearing time and savings deposits.




                             State of New York,

                             Banking Department

         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.

                                         /s/ Peter M. Philbin
                                         ----------------------------------
                                         Deputy Superintendent of Banks





                          CERTIFICATE OF AMENDMENT

                                   OF THE

                          ORGANIZATION CERTIFICATE

                              OF BANKERS TRUST

                   Under Section 8005 of the Banking Law

                       -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.      The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.

                                               /s/ James T. Byrne, Jr.
                                               ---------------------------
                                               James T. Byrne, Jr.
                                               Managing Director

                                               /s/ Lea Lahtinen
                                               ---------------------------
                                               Lea Lahtinen
                                               Assistant Secretary

State of New York       )
                        )  ss:
County of New York      )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                               /s/ Lea Lahtinen
                                               ---------------------------
                                               Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.

          Sandra L. West
---------------------------------
         Notary Public

            SANDRA L. WEST                   Counterpart filed in the
   Notary Public State of New York           Office of the Superintendent of
            No. 31-4942101                   Banks, State of New York,
     Qualified in New York County            This 21st day of March, 1996
Commission Expires September 19, 1996